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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  SEPTEMBER 1, 2000
                                                 ------------------

                         WELLPOINT HEALTH NETWORKS INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



      DELAWARE                      001-13803                   95-4635504
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(STATE OR OTHER JURISDICTION      (COMMISSION                 (IRS EMPLOYER
  OF INCORPORATION)                FILE NUMBER)             IDENTIFICATION NO.)


  1 WELLPOINT WAY, THOUSAND OAKS, CALIFORNIA                      91362
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (818) 703-4000
                                                  ----------------

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.  OTHER EVENTS.

         On September 1, 2000, WellPoint Health Networks Inc., a Delaware corporation (the "Company" or "WellPoint"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") by and between the Company and the California HealthCare Foundation (the "Foundation"). The Stock Purchase Agreement provides for the purchase by WellPoint from the Foundation of an aggregate of 602,800 shares of WellPoint Common Stock held by the Foundation for a total purchase price of $52,405,925. After giving effect to this transaction, the Foundation continues to own approximately 3,000,000 shares, or approximately 4.85% of the outstanding WellPoint Common Stock.

         WellPoint and the Foundation previously entered into the Amended and Restated Registration Rights Agreement dated as of August 4, 1997 (the "Registration Rights Agreement"), which granted, among other things, certain demand and piggy-back registration rights to the Foundation for the shares of WellPoint Common Stock held by the Foundation. The Registration Rights Agreement provides that these demand and piggy-back registration rights terminate, among other things, when the Foundation ceases to hold 4.9% or more of WellPoint's outstanding Common Stock.

         A copy of the Stock Purchase Agreement is being filed as an exhibit to this Current Report on Form 8-K and the description of the terms thereof contained above is qualified in its entirety by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)     EXHIBITS

EXHIBIT NO.        EXHIBIT
-----------        --------
99.1               Stock Purchase Agreement by and between the Company and the
                   Foundation.



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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2000


                                      WELLPOINT HEALTH NETWORKS INC.


                                      By:   /s/ THOMAS C. GEISER
                                         ----------------------------------
                                      Name:    Thomas C. Geiser
                                      Title:   Executive Vice President



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